PRO FORMA EARNINGS NORMALIZATION SCHEDULE              U S WEST, INC.
(UNAUDITED)



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

                                           Quarter Ended
In millions, except                          March 31,         %
per share amounts                          2000      1999    Change
-----------------------------------      --------  --------
NORMALIZED INCOME:

Reported net income                   $     404  $    394       2.5
Adjustments:
Merger related costs                          9        -          -
Change in market value of Global
 Crossing derivatives                        81        -          -
Gain on sales of investments                (49)       -          -
                                         --------  --------
Normalized income                     $     445  $    394      12.9
                                         ========  ========
NORMALIZED BASIC
 EARNINGS PER SHARE:

Reported basic earnings
 per share                            $    0.80  $   0.78       2.6
Adjustments:
Merger related costs                       0.02        -          -
Change in market value of Global
 Crossing derivatives                      0.16        -          -
Gain on sales of investments              (0.10)       -          -
                                         --------  --------
Normalized basic
 earnings per share                   $    0.88  $   0.78      12.8
                                         ========  ========


NORMALIZED DILUTED EARNINGS
 PER SHARE:

Reported diluted earnings
 per share                            $    0.79  $   0.78       1.3
Adjustments:
Merger related costs                       0.02        -          -
Change in market value of Global
 Crossing derivatives                      0.16        -          -
Gain on sales of investments              (0.10)       -          -
                                         --------  --------

Normalized diluted earnings
 per share                            $    0.87  $   0.78      11.5
                                         ========  ========



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